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                                                                   Exhibit 23.14




Deloitte Touche Tohmatsu                                                Deloitte
Av. Presidente Wilson 231-22(degrees)                                     Touche
20030-021 - Rio de Janeiro - RJ                                         Tohmatsu
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 2 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated January 29, 2001, relating to the financial statements of Companhia Nipo-Brasileira de Pelotizacao-NIBRASCO for the years ended December 31, 2000 and 1999 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU


DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, March 12, 2002